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                                                              RULE NO. 424(b)(3)
                                                      REGISTRATION NO. 333-70255


                 Prospectus Supplement No.6 dated June 8, 1999
                    to the Prospectus (the "Prospectus") of
                      United Rentals, Inc. (the "Company")
                             dated January 7, 1999
                (included in Registration Statement on Form S-3,
                          Registration No. 333-70255)


     The Prospectus under the caption "Selling Security Holders" indicates that Marlene Moncure is a selling security holder with respect to 437,099 shares of Common Stock of the Company (the "Shares"). Marlene Moncure has previously transferred 30,000 Shares as described in Prospectus Supplement No.5 to the Prospectus, dated April 27, 1999. Marlene Moncure has also transferred Shares to the persons listed below in the amounts listed below, and such persons are now selling security holders for purposes of the Prospectus with respect to the respective numbers of Shares listed below:

     Selling Security Holder                          Number of Shares
     -----------------------                          ----------------

     Stephen Anthony Castellano                               100
     Timothy Joseph Castellano                                100
     Elizabeth Patricia Johnson                               100
     Julia Lear Johnson                                       100
     Mary Gertrude Johnson                                  1,000
     Melynda Ellis Camilla Johnson                            100
     Merydth Gertrude Kathryn Johnson                         100
     Michael Alfred Johnson                                   100
     Miriam Bridget Cecelia Johnson                           100
     Morgan Edward Billy Johnson                              100
     Julie Ann Miller                                         100
     Athena Michelle Moncure                                  100
     Carmen S. Moncure                                      1,000
     Catherine Denise Moncure                                 100
     Celeste Mishael Moncure                                  100
     Joseph Michael Moncure                                   100
     Michael Casius Moncure                                 1,000
     Nicolette Rene Moncure                                   100
     Richard George Moncure                                 1,000
     Samantha Lee Moncure                                     100
     Susan Marie Moncure                                    1,000
     Timothy John Moncure                                   1,000
     Roosevelt Davante Scott, III                             100
     Sarah Diane Scott                                        100